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                                                                    EXHIBIT 23.2

                         Consent of Independent Auditors

      We consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333_______) of Commonwealth Energy Corporation, pertaining to certain stock option agreements of Commonwealth Energy Corporation, of our report dated September 27, 2002, appearing in the Annual Report on Form 10-K of Commonwealth Energy Corporation for the fiscal year ended July 31, 2002.

                                        /s/ ERNST & YOUNG LLP


Orange County, California
December 27, 2002